Exhibit 1.1

Reliant Energy, Inc.

$1,300,000,000

$575,000,000 7.625% Senior Notes due 2014

$725,000,000 7.875% Senior Notes due 2017

Underwriting Agreement

June 6, 2007

Goldman, Sachs & Co.,

As representative of the several Underwriters

named in Schedule I hereto,

85 Broad Street,
New York, New York 10004

M.R. Beal & Company

110 Wall Street, 6th Floor

New York, New York 10005

Ladies and Gentlemen:

Reliant Energy, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of $575,000,000 principal amount of its 7.625% Senior Notes due 2014 (the “2014 Securities”) and $725,000,000 principal amount of its 7.875% Senior Notes due 2017 (the “2017 Securities” and, together with the 2014 Securities, the “Securities”).  The Securities will be issued under a base indenture dated as of December 22, 2004 (the “Base Indenture”) among the Company and The Wilmington Trust Company, as Trustee (the “Trustee”), as supplemented by a supplemental indenture.  The Base Indenture, as supplemented by the supplemental indenture, is referred to herein as the “Indenture.”

The Company and the Underwriters, in accordance with the requirements of Rule 2710(h) of the National Association of Securities Dealers, Inc. (the “NASD”) and subject to the terms and conditions stated herein, also hereby confirm the engagement of the services of M.R. Beal & Company (the “Independent Underwriter”) as a “qualified independent underwriter” within the meaning of Section (b)(15) of Rule 2720 of the NASD (“Rule 2720”) in connection with the offering and sale of the Securities.

In connection with the purchase of the Securities, the Company (i) is conducting an offer to purchase for cash all of its outstanding 9.25% Senior Secured Notes due 2010 (the “Existing 2010 Notes”)  and 9.50% Senior Secured Notes due 2013 (the “Existing 2013 Notes” and collectively with the Existing 2010 Notes, the “Existing Senior Secured Notes”); (ii)  is soliciting consents to a release of security interests on the collateral securing the Existing Senior Secured Notes and to certain proposed amendments to the indentures governing each such series of notes to eliminate the restrictive covenants and certain event of default provisions contained in the applicable indentures; (iii) will accept for purchase, subject to certain conditions, all Existing Senior Secured Notes that have been validly tendered or delivered, as the case may be, and not withdrawn (the offers to purchase the Existing Senior Secured Notes, together with the consent solicitations, being referred to collectively herein as the “Tender Offers”); and (iv) will enter into new credit facilities pursuant to a Refinanced Credit Agreement to replace its existing credit facilities (the “Credit Facilities Refinancing”).

1.                                       The Company represents and warrants to, and agrees with, each of the Underwriters and the Independent Underwriter that:

(a)                                  A registration statement on Form S-3 (File No. 333-107296) (the “Initial Registration Statement”) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the prospectus included therein, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to you); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or any part thereof or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Securities, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”;

(b)                                 No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(c)                                  For the purposes of this Agreement, the “Applicable Time” is 6:00p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 6(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Prospectus or an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(d)                                 The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the

Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e)                                  The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act , as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of the Closing Date, the Registration Statement and the Prospectus did not and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to (i) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or (ii) that part of the Registration Statement that constitutes the trustee’s Statement of Eligibility and Qualification (the “Form T-1s”) under the Trust Indenture Act;

(f)                                    Neither the Company nor any of its subsidiaries, taken as a whole, has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, otherwise than as described or contemplated in the Pricing Prospectus, there has not been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole;

(g)                                 The Company and its subsidiaries have good and indefeasible title in fee simple to all real property and good and indefeasible title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under enforceable leases with such exceptions as are not material and do not interfere with the use made of such property and buildings by the Company and its subsidiaries;

(h)                                 The Company has been duly incorporated and is validly existing as a corporation in good standing (or equivalent thereof) under the laws of its state of incorporation, with power and authority (corporate or other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (or equivalent thereof) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated or formed, as the case may be, and is validly existing as a corporation or other entity, as the case may be, in good standing (or equivalent thereof) under the laws of its jurisdiction of incorporation or formation, as the case may be;

(i)                                     The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except (i) as otherwise set forth in the Pricing Prospectus and (ii) as pledged to secure (A) indebtedness of the Company and/or its subsidiaries pursuant to credit facilities, indentures and other instruments evidencing indebtedness existing on the date hereof or (B) lease obligations under the lease documents entered into by Reliant Energy Mid-Atlantic Power Holdings, LLC and its subsidiaries, as described in the Company’s most recent annual report on Form 10-K) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(j)                                     This Agreement has been duly authorized, executed and delivered by the Company;

(k)                                  The Securities have been duly authorized by the Company and, when issued and delivered pursuant to the Indenture, will have been duly executed, issued and delivered and, when duly authenticated by the Trustee and assuming payment therefor by the Underwriters in accordance with this Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture under which they are to be issued, and enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(l)                                     The Indenture has been duly authorized and, when executed and delivered by the Company and the Trustee, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus and will be in substantially the form previously delivered to you;

(m)                               The Refinanced Credit Agreement has been duly authorized by the Company and its subsidiaries party thereto and, when the Refinanced Credit Agreement is executed and delivered by the Company and such subsidiaries, the Refinanced Credit Agreement will constitute valid and legally binding obligations of the Company and such subsidiaries, respectively, enforceable against the Company and such subsidiaries in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, and other laws of general applicability relating to or affecting creditors’ rights or providing for the relief of debtors and to general equity principals; and the Refinanced Credit Agreement will conform in all material respects to the description thereof in the Pricing Disclosure Package and the Prospectus and will be in substantially in the form previously delivered to you;

(n)                                 The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, the Credit  Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the Certificate of Incorporation, Certificate of Formation, Certificate of Limited Partnership, Limited Liability Company Agreement, Partnership Agreement, By-laws or other organizational documents, as applicable, of the Company or any of its subsidiaries; (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; or (iv) result in the imposition of a Lien (as defined in the Indenture), other than a Lien expressly permitted by the Indenture, on any assets of the Company or any of its subsidiaries or result in the acceleration of any indebtedness of the Company or any of its subsidiaries; except with respect to clause (i) and clause (iii) of this paragraph, for such conflicts, breaches, defaults or violations as would not materially impair the ability of the Company to perform its obligations hereunder or have any adverse effect upon the consummation of the transactions contemplated hereby;

(o)                                 No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the performance by the Company of its obligations pursuant to this Agreement, the Indenture, the Refinanced Credit Agreement, except for (i) the registration under the Act of the Securities, (ii) such as have been obtained under the Trust Indenture Act, and (iii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(p)                                 (i) Neither the Company nor any of its material subsidiaries is in violation of its Certificate of Incorporation, Certificate of Formation, Certificate of Limited Partnership, Limited Liability Company Agreement, Partnership Agreement, By-laws or other organizational documents and (ii) neither the Company nor any of its subsidiaries is in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except with respect to clause (ii) of this paragraph, as disclosed in the Pricing Prospectus;

(q)                                 The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Securities and under the caption “United States Federal Income Tax Considerations for Non-U.S. Holders,” insofar as they address the federal income tax consequences to non-U.S. holders, under the captions “Description of Certain Other Financial Obligations” and “Underwriting” (other than statements or omissions made in reliance upon and in conformity with the information furnished in writing to the Company by an Underwriter through you expressly for use in the “Underwriting” section only), insofar as they purport to describe the documents and provisions of law referred to therein, in each case, are accurate and complete in all material respects;

(r)                                    Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which could reasonably be expected, individually or in the aggregate, to have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or overtly threatened by others;

(s)                                  Neither the Company, nor any of its subsidiaries, is, or, after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the Pricing Prospectus, will be required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “Investment Company Act”);

(t)                                    The Company is a “well-known seasoned issuer” as defined in Rule 405 under the Act;

(u)                                 At the earliest time after the filing of the Initial Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(v)                                 Except as disclosed in the Pricing Prospectus, the Company and its subsidiaries are in compliance with all applicable federal, state and local laws and regulations relating to provision of electricity and energy services to retail and wholesale customers in the United States (“Energy

Laws”) and have received, and are in compliance with, all permits, licenses or other approvals required under applicable Energy Laws to conduct their business, except where such non-compliance could not reasonably be expected to have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and except as disclosed in the Pricing Prospectus, such permits, licenses or other approvals are not subject to any challenge, investigation or proceeding;

(w)  KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries and have audited the Company’s internal control over financial reporting and management’s assessment thereof, are an independent public registered accounting firm as required by the Act and the rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”); and Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries were, during the periods covered by such financial statements and as of the date of their report thereon, an independent public registered accounting firm as required by the Act and the rules and regulations of the Commission thereunder and the rules and regulations of the PCAOB;

(x)                                   The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(y)                                 Except as disclosed in the Pricing Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and

(z)                                   The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

2.                                       Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.25% of the principal amount of the 2014 Securities and 98.25% of the principal amount of the 2017 Securities, plus accrued interest, if any, from June 13, 2007 to the Time of Delivery (as defined below) hereunder, the principal amount of 2014 Securities and 2017 Securities set forth opposite the name of such Underwriter, in the applicable column, in Schedule I hereto.

3.                                       Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4.                                       (a)  The Company hereby confirms its engagement of the services of the Independent Underwriter as, and the Independent Underwriter hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of Section (b)(15) of Rule 2720 with respect to the offering and sale of the Securities.

(b)                                 The Independent Underwriter hereby represents and warrants to, and agrees with, the Company and the Underwriters that with respect to the offering and sale of the Securities as described in the Prospectus:

(i)                                     The Independent Underwriter constitutes a “qualified independent underwriter” within the meaning of Section (b)(15) of Rule 2720;

(ii)                                  The Independent Underwriter has participated in the       preparation of the Prospectus and has exercised the usual standards of “due diligence” in respect thereto;

(iii)                               The Independent Underwriter has undertaken the legal responsibilities and liabilities of an underwriter under the Act specifically including those inherent in Section 11 thereof;

(iv)                              Based upon (A) a review of the Company, including an examination of the Registration Statement and the Prospectus, information regarding the earnings, assets, capital structure and growth rate of the Company and other pertinent financial and statistical data, (B) inquiries of and conferences with the management of the Company and its counsel and independent public accountants regarding the business and operations of the Company, (C) consideration of the prospects for the industry in which the Company competes, estimates of the business potential of the Company, assessments of its management, the general condition of the securities markets, market prices of the capital stock and debt securities of, and financial and operating data concerning, companies believed by the Independent Underwriter to be comparable to the Company with debt securities of maturity and seniority similar to the Securities and the demand for securities of comparable companies similar to the Securities, and (D) such other studies, analyses and investigations as the Independent Underwriter has deemed appropriate, and assuming that the offering and sale of the Securities is made as contemplated herein and in the Preliminary Prospectus and the Prospectus, the Independent Underwriter recommends, as of the date of the execution and delivery of this Agreement, that (i) the yield on the 2014 Securities be not less than 7.625% (corresponding to an initial public offering price of 100% of the 2014 Securities) and (ii) the yield on the 2017 Securities be not less than 7.875% (corresponding to an initial public offering price of 100% of the 2017 Securities), which minimum yields should in no way be considered or relied upon as an indication of the value of the Securities; and

(v)                                 Subject to the provisions of Section 9 hereof, the Independent Underwriter will furnish to the Underwriters at the Time of Delivery a letter, dated the Time of Delivery, in form and substance satisfactory to the Underwriters, to the effect of clauses (i) through (iv) above.

(c)                                  The Independent Underwriter hereby agrees with the Company and the Underwriters that, as part of its services hereunder, in the event of any amendment or supplement to the Prospectus, the Independent Underwriter will render services as a “qualified independent underwriter” within the meaning of Section (b)(15) of Rule 2720 with respect to the offering and sale of the Securities as described in the Prospectus as so amended or supplemented that are substantially the same as those services being rendered with respect to the offering and sale of the Securities as described in the Prospectus (including those described in subsection (b) above).

(d)                                 The Company, the Underwriters and the Independent Underwriter agree to comply in all material respects with all of the requirements of Rule 2710(h) that are applicable to them (including the provisions of Rule 2720 that, pursuant to Rule 2710(h), are applicable to them) in connection with the offering and sale of the Securities.  The Company agrees to cooperate with the Underwriters and the Independent Underwriter to enable the Underwriters to comply with Rule 2710(h) and the Independent Underwriter to perform the services contemplated by this Agreement.

(e)                                  As compensation for the services of the Independent Underwriter hereunder, the Company agrees to pay the Independent Underwriter $10,000 at the Time of Delivery.  In addition, the Company agrees promptly to reimburse the Independent Underwriter for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with this Agreement and the services to be rendered hereunder.

5.                                       (a)                                  The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities, to the extent practicable, in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian.  The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC.  The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking prior to the Time of Delivery (as defined below).  The time and date of such delivery and payment shall be 10:30 a.m., New York City time, on June 13, 2007 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing.  Such time and date are herein called the “Time of Delivery.”

(b)                                 The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters or the Independent Underwriter pursuant to Section 9(j) hereof, will be delivered at such time and date at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 (the “Closing Location”), and the Securities will be delivered at the office of DTC or its designated custodian, all at the Time of Delivery.  A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

6.                                       The Company agrees with each of the Underwriters and with the Independent Underwriter:

(a)                                  To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof, or, in the case of documents to be filed under the Exchange Act, to furnish you with copies of any such filing in a reasonable amount of time prior to such proposed filing, and will use its reasonable best efforts to reflect in such document such comments as you or your counsel may reasonably propose; to advise you and the Independent Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing a description of the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you and the Independent Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)                                 Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the

Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)                                  Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters and the Independent Underwriter with written and electronic copies of the Prospectus as amended or supplemented in New York City in such quantities as you and the Independent Underwriter may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and the Independent Underwriter and upon your request and of the Independent Underwriter to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)                                 To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)                                  During the period beginning from the date hereof and continuing to and including the later of the Time of Delivery and such earlier time as you may notify the Company, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Securities;

(f)            If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(g)           Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(h)           To use the net proceeds received by it from the sale of the Securities in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds.”

7.

(a)           (i)            The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 6(a) hereof, without the prior consent of Goldman, Sachs & Co., it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii)           each Underwriter represents and agrees that, without the prior consent of the Company and Goldman, Sachs & Co., other than one or more term sheets relating to the Securities or any other communication that does not contain any “issuer information” as defined in Rule 433 under the Act containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and

(iii)          any such free writing prospectus the use of which has been consented to by the Company and Goldman, Sachs & Co. (other than the final term sheet prepared and filed pursuant to Section 6(a) hereof) is listed on Schedule II(a) hereto;

(b)           The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)           The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or, taken together with the Pricing Prospectus or the Prospectus, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Goldman, Sachs & Co. and, if requested by Goldman, Sachs & Co., will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein.

8.             The Company covenants and agrees with the several Underwriters and the Independent Underwriter that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus as amended or supplemented and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters, the Independent Underwriter and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, any Blue Sky Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 6(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing certificates for the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 11 and 14 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

9.             The respective obligations of the Underwriters and the Independent Underwriter hereunder shall be subject, in their sole discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, the condition, in the case of the Underwriters, that the Independent Underwriter shall have furnished to the Underwriters the letter referred to in clause (v) of Section 4(b) hereof and the following additional conditions:

(a)           The Prospectus as amended or supplemented shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; the final term sheet contemplated by Section 6(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction or the Independent Underwriter, as the case may be;

(b)           Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you, with respect to certain matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)           Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company (“Skadden”), shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, substantially as set forth on Exhibit I hereto;

(d)           On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I);

(e)           On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex II);

(f)            (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus as amended or supplemented any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus as amended or supplemented, and (ii) since the respective dates as of which information is given in the Pricing Prospectus as amended or supplemented there shall not have been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus as amended or supplemented, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented;

(g)           On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; except in case of (i) or (ii) with respect solely to any Existing Senior Secured Notes that are not tendered in connection with the Tender Offer;

(h)           On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange (“NYSE”); (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in  clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering, sale or delivery of the Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented;

(i)            The Company shall have complied with any request by the Underwriters or the Independent Underwriter, as the case may be, with respect to the furnishing of prospectuses in compliance with the provisions of Section 6(c);

(j)            The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a), (f) and (g) of this Section and as to such other matters as you or the Independent Underwriter, as the case may be, may reasonably request;

(k)           The Company shall have delivered executed copies of the Securities and the Indenture to the Underwriters, in each case in form and substance reasonably satisfactory to the Company and the Underwriters; and

(l)            The Company shall have consummated the Credit Facilities Refinancing prior to, or simultaneously with, the Time of Delivery on substantially the same terms described in the Prospectus and the Underwriters shall have received executed counterparts of the Refinanced Credit Agreement and such other documentation as they deem necessary to evidence the consummation thereof.

10.           The Independent Underwriter hereby consents to the references to it as set forth under the caption “Underwriting” in the Final Prospectus and in any amendment or supplement thereto made in accordance with Section 6(a) hereof.

11.           (a)           The Company will indemnify and hold harmless each Underwriter and the Independent Underwriter against any losses, claims,

damages or liabilities, joint or several, to which such Underwriter or the Independent Underwriter, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement or any amendment or supplement (when considered together with the document to which such amendment or supplement relates) thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any other prospectus relating to the Securities, or any amendment or supplement (when considered together with the document to which such amendment or supplement relates) thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and will reimburse each Underwriter or the Independent Underwriter, as the case may be, for any legal or other expenses reasonably incurred by such Underwriter or the Independent Underwriter, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. or the Independent Underwriter expressly for use therein or constitutes a reference to the Independent Underwriter consented to by it pursuant to Section 10 hereof.

(b)           The Company will indemnify and hold harmless the Independent Underwriter, in its capacity as “qualified independent underwriter” within the meaning of Section 15(a) of Rule 2720 (“QIU”), against any losses, claims, damages or liabilities, joint or several, to which the Independent Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any act or omission to act or any alleged act or omission to act by the Independent Underwriter as QIU in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Securities, except to the extent that any such loss, claim, damage or liability results from the gross negligence, bad faith or willful misconduct of the

Independent Underwriter in performing the services as QIU, and will reimburse the Independent Underwriter for any legal or other expenses reasonably incurred by the Independent Underwriter in connection with investigating or defending any such loss, claim, damage or liability, or any action in respect thereof as such expenses are incurred.

(c)           Each Underwriter will indemnify and hold harmless the Company or the Independent Underwriter, as the case may be, against any losses, claims, damages or liabilities to which the Company or the Independent Underwriter, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company or the Independent Underwriter, as the case may be, for any legal or other expenses reasonably incurred by the Company or the Independent Underwriter, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred.

(d)           The Independent Underwriter will indemnify and hold harmless the Company and each Underwriter against any losses, claims, damages or liabilities to which the Company or such Underwriter, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the

Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Independent Underwriter expressly for use therein or constitutes a reference to the Independent Underwriter consented to by it pursuant to Section 10 hereof; and will reimburse the Company or each Underwriter, as the case may be, for any legal or other expenses reasonably incurred by the Company or each Underwriter, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred.

(e)           Promptly after receipt by an indemnified party under subsection (a), (b), (c) or (d) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with a single counsel (in addition to local counsel) satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(f)            If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b), (c) or (d) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by each party to this Agreement from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each party to this Agreement in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company, the Underwriters and the Independent Underwriter shall be deemed to be in the same proportion as the total net proceeds from the sale of the Securities (before deducting expenses) received by the Company in the offering,  the total underwriting discounts and commissions payable to the Underwriters as set forth in the table on the cover of the Prospectus as amended or supplemented and the fee payable to the Independent Underwriter pursuant to the first sentence of Section 4(e) hereof, respectively, bear to the sum of the total proceeds from the sale of the Securities (before deducting expenses) in the offering and the fee payable to the Independent Underwriter pursuant to the first sentence of Section 4(e) hereof.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters or the Independent Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Underwriters and the Independent Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (f) were determined by pro rata allocation (even if the Underwriters and the Independent Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (f).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public, and the Independent Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by the Underwriters and distributed to the public were offered to the public, exceeds the amount of any damages which such Underwriter or the

Independent Underwriter, as the case may be, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (f) to contribute are several in proportion to their respective underwriting obligations and not joint.

(g)           The obligations of the Company under this Section 11 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter or the Independent Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 11 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or the Independent Underwriter within the meaning of the Act; and the obligations of the Independent Underwriter under this Section 11 shall be in addition to any liability which the Independent Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any of the Underwriters within the meaning of the Act.

12.           (a)           If any Underwriter shall default in its obligation to purchase the Securities that it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein.  If within 36 hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Securities on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 11 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

13.           The respective indemnities, agreements, representations, warranties and other statements of the Company, the several Underwriters and the Independent Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or on behalf of the Independent Underwriter or any controlling person of any Underwriter, the Independent Underwriter or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

14.           If this Agreement shall be terminated pursuant to Section 12 hereof, the Company shall not then be under any liability to any Underwriter or the Independent Underwriter, except as provided in  Sections 8 and 11 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any

Underwriter or the Independent Underwriter except as provided in Sections 8 and 11 hereof.

15.           In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representative at Goldman, Sachs & Co., One New York Plaza, 42nd Floor, New York, New York 10004, Attention: Registration Department; if to the Independent Underwriter shall be delivered or sent by mail, letter or facsimile transmission to M.R. Beal & Company, 100 Wall Street, 6th Floor, New York, New York 10005, Attention:  General Counsel; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

16.           This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Independent Underwriter, the Company and, to the extent provided in Sections 11 and 13 hereof, the officers and directors of the Company and each person who controls the Company, any Underwriter or the Independent Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17.           Time shall be of the essence of this Agreement.

18.           The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

19.           This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

20.           This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

21.           The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22.           This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

23.           Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters, imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, and the Independent Underwriter, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Independent Underwriter and the Company.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Reliant Energy, Inc.

By:	/s/ Andrew C. Johannesen
	Name:	Andrew C. Johannesen
	Title:	Vice President & Treasurer

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

On behalf of each of the Underwriters

Accepted as of the date hereof:

M.R. Beal & Company

By:	/s/ Jarins DeWalt
	Name:	Jarins DeWalt
	Title:	Executive Vice President

SCHEDULE I

	Principal Amount of 2014 Securities to be Purchased	Principal Amount of 2017 Securities to be Purchased
Underwriter
Goldman, Sachs & Co.	$121,037,500	$152,612,500
Deutsche Bank Securities Inc.	$121,037,500	$152,612,500
J.P. Morgan Securities Inc.	$121,037,500	$152,612,500
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$121,037,500	$152,612,500
ABN AMRO Incorporated	$45,425,000	$57,275,000
Bear, Stearns & Co. Inc.	$45,425,000	$57,275,000
Total	$575,000,000	$725,000,000

SCHEDULE II

(a)           Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

•                  Free Writing Prospectus dated May 23, 2007 filed with the Commission on May 24, 2007

•                  Roadshow presentation made available on Bloomberg Roadshows.

(b)           Additional Documents Incorporated by Reference:

•                  Current Report on Form 8-K filed with the Commission on June 6, 2007.

EXHIBIT I

[Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP,
counsel for the Company]

2

ANNEX I

[Comfort Letter of KPMG LLP]

ANNEX II

[Comfort Letter of Deloitte & Touche LLP]